Exhibit 10.3
COLLATERAL ADMINISTRATION AGREEMENT
June 27, 2014
BY AND AMONG
BANK OF AMERICA, N.A.
(ADMINISTRATIVE AGENT)
AND
ACAS FUNDING I, LLC
(BORROWER)
AND
DEUTSCHE BANK TRUST COMPANY AMERICAS
(COLLATERAL ADMINISTRATOR)

THIS COLLATERAL ADMINISTRATION AGREEMENT is made and entered into as of June 27, 2014 by and among Administrative Agent, Borrower and Collateral Administrator (this “Agreement”).
RECITALS:
WHEREAS, Administrative Agent, Borrower and the Lenders from time to time a party thereto have entered into that certain the Credit Agreement, dated as of even date herewith (as such agreement may be supplemented amended or restated, the “Credit Agreement”); and
WHEREAS, the Administrative Agent and Borrower have entered into that certain Security Agreement, dated as of even date herewith; and
WHEREAS, Administrative Agent and Borrower have agreed to enter into this Agreement to facilitate the transactions thereunder; and
WHEREAS, Collateral Administrator is authorized to act as a Securities Intermediary and maintain Securities Accounts on behalf of others; and
WHEREAS, Collateral Administrator has agreed to act as custodian of certain monies, securities and other documents on behalf of Administrative Agent and on behalf of Borrower as described herein.
NOW, THEREFORE, in consideration of the mutual promises set forth herein and intending to be legally bound hereby, it is agreed as follows:
1.    DEFINITIONS
Any capitalized term not defined in this Agreement shall have the meaning set forth in the Credit Agreement, except that in any event, (a) the following terms will have the meanings assigned to them in the UCC: “Accounts”; “Certificated Security”; “Entitlement Holder”; “Entitlement Order”; “Financial Asset”; “Financing Statements”; “General Intangibles”; “Investment Property”; “Money”; “Proceeds”; “Records”; “Securities Account”; “Securities Intermediary”; “Security Entitlement”; and “Uncertificated Security”; and
(b) the following terms will have the meanings set forth in Annex C : “Additional Current Pay Criteria”; “Bank Loan”; “Borrowing Base”; “Borrowing Base Deficiency”; “Cash”; “Cash Equivalents”; “Collateral Asset”; “Collateral Dispute Notice”; “Current Market Price”; “Current Pay Obligation”; “Defaulted Obligation”; “DIP Loan”; “Distressed Exchange Offer”; “Dollar”, “$” and “USD”; “Eligible Collateral Asset”; “First Lien Bank Loan”; “Fitch”; “Foreign Loan”; “Foreign Obligor Notice”; “Laws”; “Moody’s”; “Obligations”; “S&P”; “S&P Industry Category”; “Second Lien Bank Loan”; “Senior Secured Bond”; “Senior Subordinated Bond”; Senior Unsecured Bond”; “Structured Finance Security”; “Subordinated Bond.”

“Administrative Agent” means Bank of America, N.A., as Administrative Agent under the Credit Agreement (or any other Loan Document), or any successor Administrative Agent.
“Asset” or “Assets” means any Collateral Asset and any other Financial Asset owned by the Borrower.
“Authorized Persons” means a person described as provided in Paragraph 13(a) hereof.
“BBD Notice” means a written notice from the Administrative Agent to the Borrower and the Collateral Administrator stating that a Borrowing Base Deficiency exists, which notice will be effective upon delivery and remain in effect until rescinded in writing by the Administrative Agent.
“Borrower” means ACAS Funding I, LLC or its permitted successors and assigns under the Credit Agreement.
“Borrower Transaction Certifications” has the meaning specified in Paragraph 6(a).
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, (i) the state where the Administrative Agent’s office with respect to Obligations denominated in Dollars is located (which is initially North Carolina) or (ii) New York, New York.
“Clearing Corporation” means each of (i) Clearstream, (ii) DTC, (iii) Euroclear and (iv) any entity included within the meaning of “clearing corporation” under Section 8‑102(a)(5) of the UCC.
“Clearing Corporation Security” means securities which are in the custody of or maintained on the books of a Clearing Corporation or a nominee subject to the control of a Clearing Corporation and, if they are “certificated securities” (as defined in Article 8 of the UCC) in registered form, properly endorsed to or registered in the name of the Clearing Corporation or such nominee.
“Collateral Account” has the meaning specified in Paragraph 4(a).
“Collateral Administrator” means Deutsche Bank Trust Company Americas and/or its permitted successors and assigns.
“Company” means the Borrower.
“Daily Report” means, as of any date, a report regarding the Assets as of such date substantially in the form mutually agreed by the Administrative Agent and the Collateral Administrator, or such other form as shall be mutually agreed by the Administrative Agent and the Collateral Administrator from time to time, provided that (a) in each case the Administrative Agent shall also (i) consult with the Company as to such form in advance of agreeing such form (or changes to such form) with the Collateral Administrator and (ii) include or exclude such items in such form as may be reasonably requested by the Company and (b) in no event shall a new form of Daily Report become effective without reasonable prior notice to the Company.
“Deliver” or “Delivered” or “Delivery” mean the taking of the following steps:
(a)    in the case of each Certificated Security or Instrument (other than a Clearing Corporation Security or a Certificated Security or an Instrument evidencing debt underlying a participation interest in a loan), (i) causing the delivery of such Certificated Security or Instrument to the Intermediary or its affiliated nominee registered in the name of the Intermediary or its affiliated nominee or endorsed to the Intermediary or in blank, (ii) causing the Intermediary to continuously identify on its books and records that such Certificated Security or Instrument is credited to the relevant Account and (iii) causing the Intermediary to maintain continuous possession of such Certificated Security or Instrument;
(b)    in the case of each Uncertificated Security (other than a Clearing Corporation Security), (i) causing such Uncertificated Security to be continuously registered on the books of the obligor thereof to the Intermediary and (ii) causing the Intermediary to continuously identify on its books and records that such Uncertificated Security is credited to the Collateral Account;
(c)    in the case of each Clearing Corporation Security, causing (i) the relevant Clearing Corporation to continuously credit such Clearing Corporation Security to the securities account of the Intermediary at such Clearing Corporation and (ii) the Intermediary to continuously identify on its books and records that such Clearing Corporation Security is credited to the Collateral Account;
(d)    in the case of any Financial Asset that is maintained in book-entry form on the records of an FRB, causing (i) the continuous crediting of such Financial Asset to a securities account of the Intermediary at any FRB and (ii) the Intermediary to continuously identify on its books and records that such Financial Asset is credited to the Collateral Account;
(e)    in the case of each Financial Asset not covered by the foregoing clauses (a) through (d), causing the transfer of such Financial Asset to the Intermediary in accordance with applicable law and regulation and causing the Intermediary to continuously credit such Financial Asset to the Collateral Account;
(f)    in the case of each General Intangible (including any participation interest that is not, or the debt underlying which is not, evidenced by an Instrument or Certificated Security), notifying the obligor thereunder of the pledge to the Administrative Agent (unless no applicable law requires such notice); and
(g)    in all cases, the filing of an appropriate Financing Statement in the appropriate filing office in accordance with the Uniform Commercial Code as in effect in any relevant jurisdiction.
“Eligible Collateral Asset Information” has the meaning specified in Paragraph 7(a).

“Excess Cash” means, as of any date of determination, the amount of cash, if any, which if excluded from the Borrowing Base and the Net Asset Value would not result in any Default under the Credit Agreement.
“FRB” means any Federal Reserve Bank.
“Indemnified Parties” has the meaning specified in Paragraph 10(a).
“Instruments” means, collectively, with respect to the Pledgor, all “instruments,” as such term is defined in Article 9, rather than Article 3, of the UCC, and shall include all promissory notes, drafts, bills of exchange or acceptances.
“Investment Adviser” means American Capital Leveraged Finance Management, LLC.
“Intermediary” means the Collateral Administrator, in its capacity as the entity maintaining a Collateral Account pursuant to this Agreement a Securities Intermediary.
“Notice of Exclusive Control” means a written notice delivered by the Administrative Agent to Collateral Administrator that the Administrative Agent is thereby exercising exclusive control over the Collateral Account.
“Permitted Collateral Administrator Lien” has the meaning specified in Paragraph 4(d).
“Required Collateral Documents” in the case of any Collateral Asset that is (a) a loan, electronic copies of a fully executed assignment agreement, a trade confirmation and any separate funding memorandum to which the assignor of such loan is party with respect to such loan, (b) a security, electronic copies of a trade confirmation or other evidence of the acquisition of such security.
“Trade Notices” means all daily trade reports or other notifications by the Borrower or Investment Adviser to the Collateral Administrator of new commitments to purchase or sell Assets.
“Transaction” has the meaning specified in Paragraph 6(a).
“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.
2.    SERVICES OF COLLATERAL ADMINISTRATOR
(a)    Appointment of Collateral Administrator. Administrative Agent hereby appoints Collateral Administrator as custodian to safekeep any Assets and cash at any time transferred or delivered to and held by Collateral Administrator for or on behalf of Administrative Agent under this Agreement, and appoints the Collateral Administrator as its agent for the purposes set forth in this Agreement. Borrower hereby appoints Collateral Administrator to maintain and hold the

Collateral Account for the benefit of the Borrower as described in Paragraph 4, and to safekeep any Assets and cash at any time transferred or delivered to the Collateral Account, and appoints the Collateral Administrator as its agent for the purposes set forth in this Agreement.
(b)    Acceptance of Collateral Administrator. Collateral Administrator accepts the appointment and, subject to the terms and conditions of this Agreement, agrees to (i) receive Assets and cash in the manner specified herein, for or on behalf of Administrative Agent (subject to Paragraph 4(c) below), to be held hereunder, and to hold, release or otherwise dispose of such Assets or cash as hereinafter provided and (ii) to maintain the Collateral Account in accordance with the terms of this Agreement.
(c)    Scope of Collateral Administrator’s Duties. Collateral Administrator’s duties hereunder shall continue until altered in writing by the parties hereto or until the termination of this Agreement. Collateral Administrator undertakes to perform only those duties as are expressly set forth in the Agreement and no covenant or obligation shall be implied in this Agreement against Collateral Administrator.     Any reference herein to Collateral Administrator’s holding of Assets in an Account shall include the crediting of the same to such Account by Collateral Administrator.
(d)    Agents, Subcustodians and Securities Custody. The Administrative Agent and the Borrower authorize the Collateral Administrator to utilize agents, subcustodians, depositories, correspondent banks, and affiliates (“Subagents”) to process transactions and to hold cash or Assets, and to use any other means legally available to it for the retention, processing, or maintenance of cash or Assets; provided, that the Collateral Administrator shall select such Subagents in good faith using due care. References to “Collateral Administrator” hereunder shall be deemed to include any and all agents of the Collateral Administrator and subcustodians to the extent that such entities perform the Collateral Administrator’s duties under this Agreement (subject to the remainder of this Paragraph 2(d)). Utilization of Subagents shall not release the Collateral Administrator from its responsibility to perform its obligations hereunder or from actions or omissions with respect to such obligations, but the Collateral Administrator will not otherwise be liable for any acts or omissions of any Subagents utilized by the Collateral Administrator. In no event shall the Collateral Administrator have any responsibility for any act or omission of FRB or any entity that is a participant in the National Clearing and Settlement System and registered as a clearing agency pursuant to Sections 17A and 19(a)(1) of the Securities Exchange Act of 1934, as amended.
3.    REPRESENTATIONS AND WARRANTIES
The Administrative Agent, the Borrower, and the Collateral Administrator each, as to itself, represents and warrants to the others as of the date hereof and as of each date that any Obligation is outstanding, the following:
(a)    Representations of Administrative Agent, Borrower and Collateral Administrator
(i)    It is duly incorporated or organized and existing under the laws of the jurisdiction of its incorporation or organization with requisite power and authority to execute and deliver this Agreement and to perform all of the duties and obligations to be performed by it hereunder.
(ii)    This Agreement and the performance of all transactions contemplated hereunder have been duly authorized, executed, and delivered in accordance with all requisite corporate, partnership or other organizational action, and this Agreement constitutes a valid, legal and binding obligation enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, or similar laws, or by equitable principles relating to or limiting creditors' rights generally.
(iii)    The execution, delivery and performance of this Agreement and the transactions contemplated hereunder will not violate any material agreement by which it is bound or by which any of its assets are affected in any material respect, or its Organization Documents, or violate any statute, regulation, rule, order, or judgment applicable to it in any material respect.
(b)    Further Representations of Borrower
The Borrower further represents and warrants as to itself to the others as of the date hereof and as of each date that any Obligation is outstanding, the following:
(i)    The Borrower has the power and authority to enter into the transactions and to deliver and transfer the Assets and cash delivered or transferred hereunder.
(ii)    All Assets delivered or transferred by the Borrower to the Collateral Administrator and all Assets delivered or transferred to the Collateral Administrator by the Administrative Agent will be delivered free, clear and unencumbered by any prior Lien, security interest, charge, claim or prior right of any third party, subject only to Permitted Liens.
(iii)    The Borrower is executing this Agreement solely on its own behalf and will be effecting the transactions contemplated hereby as principal.
(c)    Further Representations of Collateral Administrator.
The Collateral Administrator further represents and warrants, the following as of the date hereof and as of each date that this Agreement has not been terminated:
(i)    The Collateral Administrator is a banking corporation organized under the laws of the State of New York with a corporate trust office at 1761 East St. Andrew Place, Santa Ana, California 92705, (or at such other address of which the Collateral Administrator may notify the Borrower and Administrative Agent).
(ii)    (A) The Collateral Administrator has established and is maintaining on its books and records the Collateral Account and (B) the Collateral Account is a Securities Account in respect of which the Collateral Administrator is a Securities Intermediary and

the Collateral Administrator has reflected the Borrower on its books and records as the sole Entitlement Holder as directed hereunder.
(iii)    The Collateral Administrator or its nominee is a “Participant” in the book-entry system maintained by the United States Treasury and certain other agencies and instrumentalities of the United States through the Federal Reserve Banks as fiscal agents (within the meaning of 31 C.F.R. Part 357.2) and maintains a book-entry securities account with FRB and each clearing corporation through which it has a Security Entitlement in securities.
(d)    Continuing Warranty of Collateral Administrator. The Collateral Administrator shall promptly notify Borrower and Administrative Agent in writing in the event any of the Collateral Administrator’s representations hereunder shall be or become untrue or misleading in any material respect.
(e)    Further Representation of Administrative Agent. The Administrative Agent further represents and warrants as of the date hereof and as of each date that this Agreement has not been terminated, that it has the power and authority to enter into the transactions hereunder.
4.    ACCOUNTS
(a)    Establishment of Collateral Account. The Collateral Administrator has, at the direction of the Borrower, established on or prior to the date hereof and will continue to maintain the following account.
(i)    A segregated non-interest bearing custody account entitled “ACAS Funding I, LLC Collateral Account,” with the account number set forth on Schedule B, identified as held for the benefit of the Borrower (the “Collateral Account”) and subject to the security interest of Administrative Agent, established as set forth herein, and maintained by the Collateral Administrator as a Securities Intermediary. All Assets owned by the Borrower shall be deposited and held in the Collateral Account.
(b)    Covenants in Respect of the Collateral Account. The Collateral Administrator hereby agrees as of the date hereof and as of each date that this Agreement has not been terminated:
(i)    The Collateral Administrator has not and will not prior to the termination of this Agreement change the name or account number of the Collateral Account without the prior written consent of the Administrative Agent and the Borrower (provided that any Collateral Account with respect to which the account number or designation has been so changed shall be considered a Collateral Account for purposes of this Agreement and the Security Agreement).
(ii)    Each item of property (whether investment property, cash, a financial asset, a security or an instrument) credited to the Collateral Account shall be treated as a Financial Asset.

(iii)    There are no agreements entered into (and the Collateral Administrator will until the termination of this Agreement enter into no other agreements) between the Collateral Administrator and the Borrower with respect to the Collateral Account.
(iv)    It has not agreed and shall not agree with any third party that the Collateral Administrator shall comply with entitlement orders or instructions concerning the Collateral Account originated by such third party without the prior written consent of (A) the Administrative Agent and (B) except after receipt by the Collateral Administrator of a Notice of Exclusive Control that has not been rescinded by the Administrative Agent, the Borrower.
(v)     It has not entered into, and until the termination of this agreement will not enter into, any agreement purporting to limit or condition the obligation of the Collateral Administrator to comply with entitlement orders and other instructions as set forth in Paragraph 4(c) hereof.
(vi)    The Collateral Administrator shall not pledge, encumber, hypothecate, transfer, dispose of, or otherwise grant a third party interest in, any Collateral Account or any financial asset or credit balance carried therein.
(vii)    The Collateral Administrator shall as soon as is practicable notify the Administrative Agent and the Borrower if it receives written notice that any person asserts or seeks to assert a Lien, encumbrance or adverse claim against any Collateral Account or any portion or all of the property credited to any Collateral Account.
(c)    Entitlement Orders; Instructions; Notice of Exclusive Control. Prior to the receipt of a Notice of Exclusive Control, the Collateral Administrator shall, subject to the restrictions in Paragraph 6 resulting from the effectiveness of a BBD Notice, comply with Entitlement Orders and instructions from the Borrower or Investment Adviser given in accordance with this Agreement. Upon receipt by the Collateral Administrator of a Notice of Exclusive Control, the Collateral Administrator shall (i) cease complying with Entitlement Orders or other instructions concerning the Collateral Account originated by the Borrower, the Investment Adviser or any of their representatives, until such time, if any, as such Notice of Exclusive Control is subsequently rescinded by the Administrative Agent, and (ii) comply with Entitlement Orders and other instructions concerning the Collateral Account originated by the Administrative Agent, in each case without further consent, agreement or instruction by any other person, until such time, if any, such Notice of Exclusive Control is subsequently rescinded by the Administrative Agent. The Collateral Administrator shall be entitled to rely upon any Entitlement Order, Notice of Exclusive Control or instructions concerning the Collateral Account that it reasonably believes to be from an Authorized Person for the Administrative Agent. The Administrative Agent shall only deliver a Notice of Exclusive Control while an Event of Default exists and shall rescind any Notice of Exclusive Control if the Event of Default under the Credit Agreement has been waived or cured in accordance with the terms of the Credit Agreement (provided such waiver or cure occurs prior to the date on which the Administrative Agent directs acceleration of amounts owed under the Credit Agreement in accordance with Section 8.02(b) thereof). Until it receives a Notice of Exclusive Control, the Collateral Administrator shall be entitled, subject to the restrictions in Paragraph 6 resulting from the effectiveness of a BBD Notice, to continue to act on such Entitlement Orders or instructions that it reasonably believes to be from an Authorized Person for the Borrower or the Investment Adviser as are delivered in form reasonably satisfactory to the Collateral Administrator.
(d)    Subordination of Lien; Waiver of Set-Off. The parties agree that any security interest in or Lien on, or right of set-off with respect to, any of the Assets or any other property credited to any Collateral Account that the Collateral Administrator may now or in the future have is hereby subordinated to the security interest of the Administrative Agent under this Agreement, except to the extent of (i) checks or other credits to a Collateral Account that are subsequently reversed and (ii) any unpaid fees, charges, expenses and other amounts not described in clause (i) above, to the extent that such fees, charges, expenses and other amounts are reasonable, owed to the Collateral Administrator and incurred in connection with the performance of its duties hereunder and the maintenance and operation of the Collateral Account, for which the Collateral Administrator shall have a prior claim to that of the Administrative Agent in the cash in the Collateral Account (any such security interest, Lien or right of set-off described in clauses (i) or (ii), a “Permitted Collateral Administrator Lien”).
(e)    Segregation of Assets. With respect to the Collateral Account, the Collateral Administrator shall segregate and separately account on its books and records for all Assets held for Borrower as Entitlement Holder and the Administrative Agent as secured party. The Collateral Administrator shall maintain and safekeep all Assets held for Borrower as Entitlement Holder and the Administrative Agent as secured party until (i) the Collateral Administrator receives instructions to deliver or transfer such Assets pursuant to Paragraph 6 or a Notice of Exclusive Control or (ii) this Agreement is terminated.
(f)    Ownership of Assets. Borrower, Administrative Agent and Collateral Administrator agree that (i) all Assets held in the Collateral Account from time to time will be held by the Collateral Administrator for Borrower and Administrative Agent (as secured party of the Entitlement Holder), (ii) without limitation of Paragraph 4(c), Collateral Administrator will take such actions with respect to the Collateral Account and any Assets therein as Administrative Agent shall direct in accordance with this Agreement and (iii) in no event shall any consent of Borrower or any other Person be required for the taking of any such action by Collateral Administrator.
5.    DELIVERY OF ASSETS; COLLECTION OF MONEY
(a)    Delivery of Assets. On or promptly following the date hereof, the Borrower shall Deliver or cause to be Delivered to the Collateral Administrator all Assets of the Borrower and shall deliver or cause to be delivered the related Required Collateral Documents. Upon the acquisition of any other Asset by the Borrower, the Borrower shall Deliver or cause to be Delivered to the Collateral Administrator such Asset for crediting to the Collateral Account.
(b)    Collection of Money Except as otherwise expressly provided herein, the Collateral Administrator may demand payment or delivery of, and shall receive and collect all money and other property payable to or receivable on the Assets, in accordance with the terms and conditions of such Assets. The Collateral Administrator shall promptly advise the Borrower and the Administrative Agent upon its receipt of written notification of a full or partial redemption, partial payment or other action with respect to an Asset affecting fewer than all such Assets held within the Collateral Account.
(c)    Payments of Cash. All payments of cash to be credited to the Collateral Account shall be in immediately available funds and effected either by transfer from an account maintained by the paying party at Collateral Administrator or by wire transfer through FRB to the Account designated in Schedule A.
(d)    Proxies, etc. If the Collateral Administrator shall receive any proxies, notices, reports or other communications relative to any of the Assets in the Collateral Account, the Collateral Administrator shall as soon as practicable transmit to the Administrative Agent, the Investment Adviser and the Borrower, or notify the Administrative Agent, the Investment Adviser and the Borrower of the receipt of, such proxies, notices, reports or other communications. Neither the Collateral Administrator nor its nominees or agents shall vote upon or in respect of any of the Assets in the Collateral Account, execute any form of proxy to vote thereon, or give any consent or take any action with respect thereto except upon the receipt of instructions relative thereto. Unless a Notice of Exclusive Control is in effect, the Borrower (or the Investment Adviser on its behalf) shall be entitled to exercise any rights to vote or consent (or take such other action permitted under such proxies, notices, reports or other communications) in respect of any of the Assets in the Collateral Account. If a Notice of Exclusive Control is in effect, only the Administrative Agent (and neither the Borrower nor the Investment Adviser on its behalf) shall be entitled to any rights to vote or consent (or take such other action permitted under such proxies, notices, reports or other communications) in respect of any of the Assets in the Collateral Account.
6.    PURCHASES, SALES AND TRANSFERS OF ASSETS
(a)    Borrower Transaction Representations and Warranties and Covenants. As of each date that Borrower acquires, sells, transfers or otherwise disposes of any Asset, or commits to do any of the foregoing, (a “Transaction”), the Borrower hereby represents, warrants and agrees as follows (the “Borrower Transaction Certifications”):
(i)    in the case of any Transaction that is a sale, acquisition, transfer or other disposition, after giving effect to such Transaction (A) no Borrowing Base Deficiency will exist, and (B) no Default under the Credit Agreement would occur or be continuing, in each case based on the most recent Borrowing Base;
(ii)    in the case of any acquisition of an Asset, (A) Borrower has, or will promptly, Deliver such Asset to the Collateral Administrator and (B) the Borrower has received all consents and approvals required by the terms of such Asset for the Delivery to the Collateral Administrator of the Borrower’s interest and rights in the Collateral hereunder and for any exercise of the Administrative Agent’s rights and remedies as a secured party (including under the Security Agreement);
(iii)    in the case of any sale, transfer or disposition of any Asset to any Affiliate of the Borrower (other than a distribution to Borrower Parent to the extent permitted under the Credit Agreement), the sale price (or other compensation received or paid) for such Asset is not less than the fair market value of such Asset on the date of such Transaction (determined on the same basis as the Current Market Price of such Asset was most recently determined); and
(iv)    in the case of any Transaction using the proceeds of any Loan, such proceeds are being used solely for Permitted Uses.
(b)    Receipt of Assets. The Collateral Administrator shall credit all Assets of the Borrower, all proceeds of any Loan and all cash Delivered by Borrower or received in connection with any Asset to the Collateral Account.
(c)    Release of Cash. Unless (x) a Notice of Exclusive Control or a BBD Notice is in effect or (y) the Administrative Agent gives written notice to the Collateral Administrator and the Borrower that the conditions of this Paragraph 6(c) have not been met, the Collateral Administrator shall release and deliver cash from the Collateral Account (i) in connection with the payment of the purchase price of any Asset against Delivery of such Asset to the Collateral Account, (ii) as directed by the Borrower or the Investment Adviser to purchase Cash Equivalents to be credited to the Collateral Account, (iii) to the Administrative Agent or any Lender to pay any Obligation in accordance with the Credit Agreement (provided that the Collateral Administrator may release cash pursuant to this clause (iii) notwithstanding any BBD Notice) and (iv) in an amount not to exceed the amount of Excess Cash stated in the most recent Daily Report upon written notice from the Borrower, (1) in which the Borrower certifies that no Borrowing Base Deficiency will exist and no Default under the Credit Agreement will occur or be continuing after giving effect to such release and delivery (2) stating the amount of cash to be released and delivered and (3) received by the Collateral Administrator and the Administrative Agent prior to 11:00 a.m. one Business Day before such release and delivery. In the case of the purchase of any Collateral Asset, the release of cash from the Collateral Account shall also be subject to the Collateral Administrator’s prior or simultaneous receipt of the Required Collateral Documents. For all releases of cash, the Borrower shall observe all applicable Delaware company formalities and otherwise comply with the Special Purpose Entity Requirements listed in Annex D of the Credit Agreement in all respects and upon the request of the Administrative Agent, the Borrower shall provide reasonable evidence of such compliance.
(d)    Release of Assets. Unless (x) a Notice of Exclusive Control is in effect or (y) the Administrative Agent gives written notice to Collateral Administrator and the Borrower that the conditions of this Paragraph 6(d) have not been met, the Collateral Administrator shall release and deliver from the Collateral Account (i) any Eligible Collateral Asset other than cash as requested by Borrower or Investment Adviser against Delivery of the sale price, in cash, for such Asset to the Collateral Account and (ii) any Asset other than an Eligible Collateral Asset as requested by Borrower or Investment Adviser; provided that if a BBD Notice is in effect, any Asset that is not an Eligible Collateral Asset shall be released and delivered only against Delivery of the sale price, in cash, for such Asset to the Collateral Account.
(e)    Deliveries to Administrative Agent. Without limitation on Paragraph 4(c), upon receipt of a Notice of Exclusive Control from Administrative Agent, deliveries of Assets by

Collateral Administrator to the Administrative Agent pursuant to the delivery instructions in Schedule A shall be permitted under this Agreement until such time as such notice has been rescinded.
(f)    Release of Security Interest. Upon the release or transfer of any Asset in accordance with the terms of this Agreement by the Collateral Administrator, the security interest of the Administrative Agent shall be released immediately and without further action by the Administrative Agent, the Collateral Administrator, the Borrower, any Lender or any other Person.
(g)    Deemed Borrower Transaction Certifications. Each trade confirmation, Entitlement Order or other instruction or direction provided to the Collateral Administrator by the Borrower or the Investment Adviser with respect to any Transaction, including any Transaction described in this Paragraph 6, shall be deemed to be such a certification by the Borrower that the Borrower Transaction Certifications are true with respect to such Transaction.
(h)    Acquisition of Foreign Loans. In connection with the acquisition of any Foreign Loan, Borrower (or Investment Adviser on its behalf) shall deliver or cause to be delivered (with a copy to the Administrative Agent) a Foreign Obligor Notice to the obligor or administrative agent of such Foreign Loan not later than 5 Business Days after settlement of the Borrower’s acquisition of such Foreign Loan.
7.    REPORTING, ELIGIBILITY AND VALUATION OF COLLATERAL ASSETS
(a)    Eligible Collateral Asset Information. Promptly upon (x) the Borrower’s acquisition or commitment to acquire any Collateral Asset that Borrower seeks to treat as an Eligible Collateral Asset and (y) becoming aware of any change in any of the following with respect to any Collateral Asset that is currently reported as an Eligible Collateral Asset hereunder, Borrower or Investment Adviser shall provide the following information (the “Eligible Collateral Asset Information”), or notice of the change thereto, to the Administrative Agent; provided that the Collateral Administrator shall assist the Borrower and the Investment Adviser in connection with Borrower’s and the Investment Adviser’s monitoring the Collateral Assets solely by maintaining a database of certain characteristics of the Eligible Collateral Asset Information on an ongoing basis, and in providing to the Borrower and the Investment Adviser certain reports, schedules and calculations (in each case in such form and content, and in such detail, as may be mutually agreed upon by the Borrower or the Investment Adviser and Collateral Administrator from time to time or as may be required by this Agreement or the Credit Agreement), based upon information and data received from the Borrower and/or the Investment Adviser (in addition to certain information that may be received from Collateral Administrator in respect of Collateral Assets and cash balances in Collateral Account), which reports, schedules and calculations the Borrower or the Investment Adviser, on its behalf, is required to prepare and deliver or perform (or which are necessary to be performed in order that certain reports, schedules and calculations can be performed as required) under this Agreement or the Credit Agreement:
(i)    whether such Collateral Asset is a First Lien Bank Loan, Second Lien Bank Loan, Senior Secured Bond, Senior Unsecured Bond, Senior Subordinated Bond, or Subordinated Bond and whether such Collateral Asset is a Large Size Facility Asset, Mid Size Facility Asset or Qualifying Second Lien Facility Asset;

(ii)    whether such Collateral Asset is a Structured Finance Security, DIP Loan, Current Pay Obligation or Defaulted Obligation and whether such Collateral Asset is subject to a Distressed Exchange Offer;
(iii)    the currency, principal balance, annual interest rate, maturity and issuer of such Collateral Asset (provided that the Borrower and the Investment Adviser shall not be required to report changes in the principal balance relating solely to scheduled payments or permitted payments and prepayments);
(iv)    the original and then-current aggregate loan facility amount or bond issue amount, as applicable, corresponding to such Collateral Asset (provided that the Borrower and the Investment Adviser shall not be required to report changes in the then-current principal balance relating solely to scheduled or permitted payments and prepayments by the obligor of such Collateral Asset);
(v)    whether such Collateral Asset is a revolving facility;
(vi)    the current rating of the Collateral Asset and its obligor, as applicable, by Moody’s, S&P and Fitch, if any;
(vii)    the domicile of the obligor of such Collateral Asset, as provided or confirmed by the Administrative Agent;
(viii)    the S&P Industry Category of the obligor of such Collateral Asset;
(ix)    whether such Collateral Asset is subject to any pay-in-kind or deferral of interest provision; and
(x)    such other information as the Borrower or the Administrative Agent reasonably may from time to time advise the Administrative Agent or the Borrower, as applicable, is necessary or desirable to determine whether such Collateral Asset is an Eligible Collateral Asset or compliance with the Portfolio Criteria (“Additional Information”), provided that (i) the Borrower or the Administrative Agent, as applicable, shall consult with the Collateral Administrator to ensure that the report, schedule or calculation including such Additional Information can be incorporated into the format used by the Collateral Administrator and (ii) the Borrower or the Administrative Agent shall not request Additional Information that would impose significant operational burden or expense on the Collateral Administrator beyond the existing ordinary course of reporting and calculation hereunder without the agreement of the Collateral Administrator.
(b)    Daily Report; Certain Documents. The Collateral Administrator shall deliver to the Administrative Agent and the Borrower, prior to 12:00 pm on each Business Day, a Daily Report, determined as of the close of business on the immediately preceding Business Day regarding the Collateral Assets. Subject to Paragraphs 7(a) and 7(c), each item in the Daily Report shall be determined by the Collateral Administrator in good faith based on information provided to it. Borrower (or Investment Adviser on its behalf) shall provide to the Administrative Agent copies of all Required Collateral Documents and Trade Notices when such documents are delivered to the Collateral Administrator.
(c)    Errors; Omissions; Disputes. The Borrower, Collateral Administrator and the Administrative Agent shall each provide notice to the other parties hereto promptly following the actual knowledge (including, in the case of the Borrower, the discovery by the Investment Adviser) of any error or omission with respect to any Eligible Collateral Asset Information.
The Administrative Agent or the Borrower (or the Investment Adviser on its behalf) may at any time dispute any Eligible Collateral Asset Information (or any component thereof or other matter relating to whether a Collateral Asset is an Eligible Collateral Asset), any item in the Daily Report (or component thereof) or the determination as to compliance with any of the Portfolio Criteria, in each case, excluding the Current Market Price with respect to any Collateral Asset and the Administrative Agent’s determination of the domicile of the obligor with respect to any Collateral Asset (which shall be determined as provided in Annex C and Annex B to the Credit Agreement, respectively), by delivering a Collateral Dispute Notice to the Collateral Administrator and, as applicable, the Administrative Agent or the Borrower. Upon delivery of any Collateral Dispute Notice, the Borrower (or the Investment Adviser on its behalf), the Collateral Administrator and the Administrative Agent shall promptly consult each other regarding the information or determination so disputed. In the case of a Collateral Dispute Notice delivered by the Administrative Agent, the corrected information or determination in such Collateral Dispute Notice shall control (and be used for all calculations and other purposes under the Credit Agreement and the Collateral Administration Agreement) until such time as the Borrower, the Collateral Administrator and the Administrative Agent agree in writing that such dispute has been resolved or the Administrative Agent withdraws in writing such Collateral Dispute Notice. In the case of a Collateral Dispute Notice delivered by the Borrower, the corrected information shall not control for any purpose under the this Agreement or the Credit Agreement until such time as the Administrative Agent agrees in writing that it does.
The Administrative Agent or the Borrower may dispute any Current Market Price as provided in the definition of Current Market Price, and any such dispute will be resolved and have the effect described in the definition of Current Market Price.
(d)    Inspection of Books and Records. Each of the Borrower and the Administrative Agent shall have the right, at its own expense and with reasonable prior written notice to the Collateral Administrator, to inspect the Collateral Administrator’s books and records directly relating to the Collateral Account during normal business hours or to designate an accountant to make such inspection.
(e)    Tax Obligations. The Borrower shall be liable for all taxes, assessments, duties and other governmental charges, including interest and penalties, with respect to any cash and Financial Assets held on behalf of the Borrower and any transaction related thereto. To the extent that the Collateral Administrator has received relevant and necessary information with respect to the Collateral Account, the Collateral Administrator shall perform the following services with respect to tax obligations, as directed by the Borrower (or the Investment Adviser on behalf of the Borrower):

(i)    The Collateral Administrator shall provide information in its possession to the Borrower so that it or the Investment Adviser on its behalf can file claims for exemptions or refunds with respect to withheld taxes in instances in which such claims are appropriate;
(ii)    The Collateral Administrator shall withhold appropriate amounts, as required by applicable tax laws, with respect to amounts received upon receipt of instructions from the Borrower or the Investment Adviser; and
(iii)    The Collateral Administrator shall provide to the Borrower such information received by the Collateral Administrator upon written request from the Borrower or its designee that could assist the Borrower or its designee in the submission of any reports or returns with respect to tax obligations. An Authorized Person shall inform the Collateral Administrator in writing as to which party or parties shall receive information from the Collateral Administrator.
The Collateral Administrator shall not be responsible for determining whether tax obligations exist in respect of the Borrower and the assets held in the Collateral Account.
8.    COLLATERAL ADMINISTRATOR FEE
Borrower shall pay the Collateral Administrator’s fees for services provided pursuant to this Agreement, which fees are set forth in a separate fee agreement with Borrower. In the event that the Borrower fails to pay the Collateral Administrator’s fees within ninety days of such fees becoming due and payable, the Collateral Administrator will notify the Administrative Agent of such failure.
9.    CONCERNING THE COLLATERAL ADMINISTRATOR
(a)    Delay in Receiving Cash or Assets. The Collateral Administrator shall not be liable for any expense, loss, claim, or damage (including counsel fees and expenses) that the Administrative Agent, Borrower, or any third party may suffer by reason of any delay that the Administrative Agent, Borrower, or Collateral Administrator may experience in obtaining cash or Assets from, or by reason of any action or omission to act on the part of, any depository, clearing agent, transfer agent, issuer, securities broker or dealer, third party, clearing corporation, or FRB securities wire transfer system, or in obtaining cash from any bank, including FRB, clearing agent, or third party and shall have no liability nor be responsible to any Person for delays or failures in performance of its services resulting from or caused by events or circumstances beyond the reasonable control of Collateral Administrator including, without limitation, the interruption, suspension or restriction of trading on or the closure of any securities markets, power or other mechanical or technological failures or interruptions, computer viruses, communications disruptions, work stoppages, natural disasters, fire, war, terrorism, riots, rebellions, or other similar acts. Collateral Administrator shall promptly notify the Borrower and the Administrative Agent of any such delay.
(b)    Forgery; False Data. The Collateral Administrator shall not be liable for any expenses, loss, claim, or damage (including counsel fees and expenses) that the Administrative

Agent, Borrower, or any third party may suffer by reason of an Authorized Person not being duly authorized to give any such instruction, or forgery or wrongful alteration of instructions or any other written instrument or the inaccuracy, incompleteness, or falsity of data transmitted by computer tape or terminal or other computer facilities, if the Collateral Administrator, in each case, in good faith believes that such instructions, instrument or data was for the account or benefit of Administrative Agent or Borrower, as the case may be, or that the writing was signed, or the data was transmitted, by an Authorized Person. Collateral Administrator shall not be bound to make any investigation into, and may rely in good faith on, the facts or matters stated in any certificate, report or other document.
(c)    No Duty of Inquiry. Without limiting the generality of the foregoing. Collateral Administrator shall be under no obligation to inquire into, and shall not be liable or responsible for:
(i)    the title, validity or genuineness of any Asset or document;
(ii)    the legality of the delivery or transfer of any Asset or whether the delivery of any Asset meets any legal standards referred to in the definition of “Delivery”;
(iii)    the due authority of any Authorized Person to act on behalf of the Administrative Agent or the Borrower with respect to cash or Assets held in the Collateral Account; or
(iv)    the due authority of the Borrower to purchase or hold any Asset delivered to Collateral Administrator pursuant to this Agreement.
(d)    Limitation of Liability.
(i)    The Collateral Administrator shall perform its duties with reasonable care and shall be deemed to have exercised reasonable care if it (A) takes such action for that purpose as the Administrative Agent (or, if no Notice of Exclusive Control or BBD Notice is then in effect, the Borrower) shall reasonably request in writing and not in violation of this Agreement; or (B) in the absence of specific instruction from Administrative Agent (or, if no Notice of Exclusive Control or BBD Notice is then in effect, the Borrower), exercises at least the same degree of care as it would exercise with respect to a like transaction in which it alone is interested. The Collateral Administrator shall be liable for the loss of Assets while in the possession or under the control of the Collateral Administrator resulting from the negligence or willful misconduct of the Collateral Administrator (including, without limitation, by reason of robbery, burglary, or theft by one of the Collateral Administrator’s own employees, agents or delegates).
(ii)    The duties of the Collateral Administrator are only such as are herein specifically provided, being purely ministerial in nature as herein provided, and so long as the Collateral Administrator acts in good faith it shall incur no liability whatsoever, except for negligence or willful misconduct on its part or as provided in Paragraphs 2(d) or 9(d)(i) hereof. The Collateral Administrator shall be under no responsibility to take any action in respect of any of the items deposited with it other than the actions otherwise required to be taken or incurred by the terms of this Agreement and to faithfully follow the instructions herein contained or provided for. It shall not be required to institute or defend any legal proceedings in respect of the subject matter of this Agreement unless requested to do so by any of the other parties hereto and provided indemnity satisfactory to it against the cost and expense of such defense. The Collateral Administrator shall be fully protected in acting in accordance with any written instructions given to it hereunder by any of the other parties hereto in accordance with the provisions hereof and believed by it in good faith to have been signed by such party or parties.
(iii)    Nothing herein shall obligate Collateral Administrator to determine independently whether any Asset complies with certain criteria or the type of any such Asset including, without limitation, whether such Asset constitutes an Eligible Collateral Asset, any such determination being based exclusively upon notification it receives from the Borrower or the Administrative Agent or from third party sources designated by the Borrower or the Administrative Agent. Further, nothing herein shall impose or imply any duty or obligation on the part of Collateral Administrator to verify, investigate or audit any such information or data, or to determine or monitor on an independent basis whether any issuer of the securities included in the Assets is in default or in compliance with underlying instruments governing or securing such Assets. Collateral Administrator may consult with and shall be entitled to rely on the advice of legal counsel and independent accountants in performing its duties hereunder and shall be protected and deemed to have acted in good faith if it acts in accordance with such advice so long as any such legal counsel or independent accountant was retained or engaged with reasonable care.
(iv)    Anything in this Agreement to the contrary notwithstanding, in no event shall Collateral Administrator be liable for indirect, punitive, special or consequential damages of any kind whatsoever (including, but not limited to, lost profits) under or pursuant to this Agreement, or arising out of or relating to the subject matter hereof, even if Collateral Administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.
(v)    None of the provisions of this Agreement shall require Collateral Administrator to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of services provided hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it.
(vi)    Collateral Administrator acting in its capacity as Intermediary and/or Securities Intermediary shall be entitled to the same protections, immunities and indemnities afforded to Collateral Administrator in this Agreement.
(vii)    This Section 9 shall survive the termination of this Agreement and the resignation and removal of the Collateral Administrator hereunder.
(e)    No Adverse Interest of the Collateral Administrator.

By execution of this Agreement, the Collateral Administrator represents and warrants that it currently holds, and during the existence of this Agreement shall hold, no adverse interest, by way of security or otherwise, in any Asset, and hereby waives and releases any such interest which it may have in any Asset as of the date hereof except as provided herein.
(f) Compliance with Applicable Anti-Terrorism and Anti-Money Laundering Regulations. In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (“Applicable Law,” for example section 326 of the USA PATRIOT Act of the United States), Collateral Administrator is required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with Collateral Administrator. Accordingly, each of the other parties hereto agrees to provide to Collateral Administrator upon its request from time to time such identifying information and documentation as may be available for such party in order to enable Collateral Administrator to comply with Applicable Law.
10.    INDEMNIFICATION
(a)    Borrower Indemnity. Borrower agrees to reimburse, indemnify and hold harmless the Collateral Administrator and its directors, employees, agents, and affiliated persons (“Collateral Administrator Indemnified Parties”) from and against any and all expense, losses, liability, claims, fines, penalties, damages, costs and expenses, (including reasonable and documented out-of-pocket fees and expenses of external counsel) and all costs and expenses of investigation suffered by any Collateral Administrator Indemnified Party arising from or connected with the Collateral Administrator’s execution and performance of this Agreement, or resulting from any actual or alleged breach by Borrower of any provision of this Agreement, or failure in whole or part, or delay in performing any duty or obligation hereunder, other than by reason of fraud, bad faith, negligence or willful misconduct of Collateral Administrator or any other Indemnified Party; subject to the provisions of (c) below. Such indemnification shall survive the termination of this Agreement and the resignation and removal of the Collateral Administrator hereunder.
(b)     Collateral Administrator Indemnity. The Collateral Administrator agrees to reimburse, indemnify and hold harmless the Borrower and its directors, employees, agents, and affiliated persons (“Borrower Indemnified Parties”) from and against any and all expense, losses, liability, claims, fines, penalties, damages, costs and expenses, (including reasonable and documented out-of-pocket fees and expenses of external counsel) and all costs and expenses of investigation suffered by any Borrower Indemnified Party arising from or resulting from any fraud, bad faith, negligence or willful misconduct of Collateral Administrator or any other Collateral Administrator Indemnified Party; subject to the provisions of (c) below. Such indemnification shall survive the termination of this Agreement and the resignation and removal of the Collateral Administrator hereunder.
(c)    Any Collateral Administrator Indemnified Party or Borrower Indemnified Party (as applicable for purposes of this paragraph 10(c) an “Indemnified Party”) shall provide prompt written notice to the party obligated to provide indemnity under paragraph 10(a) or 10(b), as applicable (the “Indemnifying Party”) upon such Indemnified Party’s receipt of any claim which may give rise to any such liability, loss, cost or expense. Failure to provide such notice shall not constitute a waiver or release of Indemnifying Party’s obligation hereunder except to the extent such failure materially prejudices Indemnifying Party. After notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense of such claim and appointment by the Indemnifying Party of counsel reasonably acceptable to the Indemnified Party to defend such claim, the Indemnifying Party will not be liable to such Indemnified Party under this Agreement for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such Indemnified Party in connection with the defense thereof; provided, however, that any Indemnified Party shall have the right to retain its own separate counsel (in addition to one local counsel per jurisdiction) at the expense of such Indemnifying Party where (i) the Indemnifying Party and such Indemnified Party shall have mutually agreed to the retention of such separate counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and such Indemnified Party, and representation of all parties by the same counsel would be inappropriate due to actual or potential conflicts between them. Neither the Indemnified Party nor the Indemnifying Party shall, to the extent that both such entities are a party to any proceeding, settle such proceeding in any manner that would prejudice the other party without the prior written consent of the other party, such consent not to be unreasonably withheld. Without limitation of the foregoing, the Indemnifying Party shall not have any liability hereunder to any Indemnified Party to the extent an Indemnified Party effects any settlement of a matter that is (or could be) subject to indemnification hereunder without the prior written consent of the Indemnifying Party, such consent not to be unreasonably withheld.
11.    CONTINUING DISPUTES

In the event of any dispute between or conflicting claims by Administrative Agent and the Borrower and any other person with respect to cash or Assets or any matter covered by this Agreement, the Collateral Administrator shall promptly notify the Borrower and the Administrative Agent and shall comply with the Entitlement Order or instructions of the Administrative Agent relating to such matter.
12.    TERMINATION

The Collateral Administrator may terminate its obligations under this Agreement by giving the Administrative Agent and the Borrower ninety (90) days prior written notice specifying the date of such termination. Upon receipt of notice of resignation, the Borrower, (or if a Notice of Exclusive Control is in effect, the Administrative Agent) shall (i) endeavor to appoint a successor Collateral Administrator for such 90 day period and (ii) direct the Collateral Administrator to deliver the Assets held in the Collateral Account to the successor Collateral Administrator on the termination date. Any appointment of a successor Collateral Administrator by the Borrower shall be effective only if the Administrative Agent has consented thereto in writing.

In the event a successor Collateral Administrator is not appointed by the Borrower or the Administrative Agent, as applicable prior to the termination date, the Collateral Administrator shall continue to hold Assets in the Collateral Account until (i) otherwise directed by Borrower if the Administrative Agent has confirmed in writing that all Obligations have been irrevocably repaid, satisfied and discharged in full or (ii) otherwise directed by the Administrative Agent if a Notice of Exclusive Control is in effect and, in each case, thereupon the Collateral Administrator shall be discharged from any obligations or liabilities arising after the date of such transfer. Upon appointment of a successor collateral administrator upon termination of this Agreement and payment of any amounts due to the Collateral Administrator, the Collateral Administrator shall transfer all securities and other Assets to the designated account of the successor collateral administrator physically or in the appropriate book-entry system, and thereupon the Collateral Administrator shall be discharged from any obligations or liabilities arising after the date of such transfer.

13.    MISCELLANEOUS
(a)    Authorized Personnel. Schedule A contains the names and titles of those individuals authorized to act on behalf of the Administrative Agent and on behalf of the Borrower for the purposes for which each is authorized (each an “Authorized Person” for the relevant entity). It is understood that certain designated persons may be Authorized Persons for limited purposes set forth in such lists. The parties hereto each agree to furnish to the other a written notice in the event that any such authorized individual ceases to be authorized or in the event that other or additional authorized individuals are appointed and authorized. Upon receipt and acknowledgement of a notice from any party hereto that an individual is no longer an Authorized Person for such party, the Collateral Administrator shall cease accepting instructions from such person as soon as practicable thereafter, but in no event later than one Business Day after such receipt and acknowledgment.
(b)    Funds Transfers.
(i)    Account Identification. In receiving funds transfers for Administrative Agent or Borrower, Collateral Administrator may rely solely on the account number or identifying number on the funds transfer to identify the funds transfer as received for Administrative Agent or Borrower. Collateral Administrator shall rely solely on the account number specified on Schedule A in making a funds transfer to Administrative Agent. Similarly, when Administrative Agent sends a payment order identifying an intermediary bank (a bank other than the Collateral Administrator’s or Administrative Agent’s originating bank) or a recipient bank for Collateral Administrator with an identifying number, the Collateral Administrator does not have to determine if the identifying number corresponds to the bank name provided by Administrative Agent.
(ii)    Transfer Procedure. Collateral Administrator will accept a facsimile from Administrative Agent’s Authorized Person indicating the dollar amount to be transferred to the account designated on Schedule A. Collateral Administrator will confirm the facsimile funds transfer request with an Authorized Person designated on Schedule A as authorized to confirm funds transfer instructions. The Authorized Person issuing the facsimile instruction and the Authorized Person confirming the instruction may not be the same person. Collateral Administrator will follow this procedure for all funds transfers unless Collateral Administrator otherwise elects to effect funds transfers upon written notice to Administrative Agent.

(c)    Notices. Any notice authorized or required by this Agreement shall be sufficiently given if addressed to the receiving party and hand delivered or sent by mail, telecopy, electronic mail or other facsimile machine to the individuals at the addresses specified herein or to such other person or persons as the receiving party may from time to time designate to the other parties in writing. Such notice shall be effective upon receipt or such later time as provided in this Agreement.

(i)    TO BORROWER:

ACAS Funding I, LLC
2 Bethesda Metro Center, 14th Floor
Bethesda, MD 20814
T:
F:
Attn: Secretary

(ii)    TO ADMINISTRATIVE AGENT

Bank of America, N.A.
Street Address: 101 S Tryon Street
Mail Code: NC1-002-15-61
Charlotte, NC 28255
Attention: Bank of America Credit Services
Telephone:
Facsimile No:
Electronic Mail:
(iii)    TO COLLATERAL ADMINISTRATOR

Deutsche Bank Trust Company Americas
1761 East St. Andrew Place
Santa Ana, California 92705
Attention: Structured Credit Services - ACAS Funding I, LLC
Facsimile No.:
(d)    Amendments. Except as otherwise expressly provided hereunder, this Agreement may not be amended or modified in any manner except by a written agreement executed by an Authorized Person of each of the parties hereto. No waiver or acceptance of performance other than as provided herein on the part of any party shall constitute a waiver or acceptance of such performance in the future.

(e)    Binding Agreement; Successors and Assigns; Conflicts with Other Agreements. This Agreement, together with the exhibits, annexes, schedules and other writings referred to herein or delivered pursuant hereto, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior oral or written agreements concerning the same. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns (including any trustees, conservators or other officers of the court in any bankruptcy or insolvency proceeding). This Agreement shall inure to the benefit of the successors and assigns of the parties hereto. The Administrative Agent may assign its rights hereunder, with prior written notice to the Collateral Administrator. Neither the Borrower nor the Collateral Administrator shall assign this Agreement or delegate its rights or duties hereunder or any portion hereof without the prior written consent of the Administrative Agent. This Agreement shall inure to the benefit of the successors and assigns of the parties hereto.
(f)    Borrower Compliance. In no event shall Collateral Administrator have any duty to determine whether the Assets held or disposed by it in accordance with this Agreement comply with any statutory or regulatory requirements of any jurisdiction or governmental body or, except as expressly provided herein, any rules governing investments of the Borrower.
(g)    Survival. All releases and indemnifications provided in this Agreement shall survive the termination or assignment of this Agreement.
(h)    APPLICABLE LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE “SECURITIES INTERMEDIARY’S JURISDICTION” AND THE “BANK’S JURISDICTION” SHALL BE THE STATE OF NEW YORK, AND, ACCORDINGLY, THE PARTIES’ RIGHTS AND OBLIGATIONS CONCERNING THE COLLATERAL ACCOUNT AND FINANCIAL ASSETS CREDITED THERETO AND CASH THEREIN SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK
(i)    Heading and References. The headings and captions in this Agreement are for reference only and shall not affect the construction or interpretation of any of its provisions. Except as expressly provided herein, all references to Paragraphs, Subparagraphs, and Schedules refer to Paragraphs, Subparagraphs, and Schedules of this Agreement.
(j)    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one Agreement. Delivery of an executed counterpart of a signature page of this Agreement by telecopier or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.
(k)    WAIVER OF TRIAL BY JURY. THE PARTIES MUTUALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING RELATING TO THIS AGREEMENT OF ANY TRANSACTION REFERRED TO HEREIN.
(l)    Merger or Consolidation of the Collateral Administrator. Any Person into which the Collateral Administrator may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Collateral Administrator shall be a party, or any Person succeeding to all or substantially all of the structured trust business of the Collateral Administrator, shall be the successor of the Collateral Administrator hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.
(m)    Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
(n)    Non-Recourse Obligations. Each of the Administrative Agent and the Collateral Administrator covenants and agrees that the obligations of the Borrower under this Agreement are limited recourse obligations of the Borrower, payable solely from the Collateral in accordance with the terms of the Loan Documents, and, following realization of the Collateral, any claims of the Administrative Agent and the Collateral Administrator and all obligations of the Borrower shall be extinguished and shall not thereafter revive. It is understood that the foregoing provisions of this Paragraph 13(n) shall not (i) prevent recourse to the Collateral for the sums due or to become due under any security, instrument or agreement which is part of the Collateral, or (ii) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Loan Agreement until the Collateral has been realized, whereupon any outstanding indebtedness or obligation shall be extinguished and shall not thereafter revive. For the avoidance of doubt, this Paragraph 13(n) shall not limit or prejudice the rights or remedies of the Lenders in respect of any obligation of any Affiliate of the Borrower under any Loan Document or otherwise. The provisions of this Paragraph 13(n) shall survive the termination of this Agreement.
(o)    No Petition. Each of the parties hereto (other than the Borrower) covenants and agrees that, prior to the date that is one year and one day (or, if longer, any applicable preference period and one day) after the payment in full of all Obligations, no party hereto shall institute against, or join any other Person in instituting against, the Borrower any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under any federal, state or foreign bankruptcy or similar law. The provisions of this Paragraph 13(o) shall survive the termination of this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective corporate officers, thereunto duly authorized.

ADMINISTRATIVE AGENT

BANK OF AMERICA, N.A.

By: /s/ Allen D. Shifflet

Allen D. Shifflet, Managing Director
(Print Name and Title)

BORROWER

ACAS FUNDING I, LLC

By:    American Capital Leveraged Finance Management, LLC,
its designated manager

By: /s/ Samuel A. Flax

Samuel A. Flax, Executive Vice President and Secretary
(Print Name and Title)

COLLATERAL ADMINISTRATOR

DEUTSCHE BANK TRUST COMPANY AMERICAS

By: /s/ David Knecht

David Knecht, Assistant Vice President
(Print Name and Title)

By: /s/ Joel T. Furusho

Joel T. Furusho, Director
(Print Name and Title)

EXHIBIT A
Form of Foreign Obligor Notice

[addressed to obligor or administrative agent of Foreign Loan]

You are hereby notified by ACAS Funding I, LLC (“ACAS”) that (1) all right, title and interest in the obligations of [specify borrower] under the [principal and or commitment amount] of [specify Foreign Loan title] which ACAS has acquired pursuant to an Assignment and Assumption Agreement between ACAS and [specify assignor]dated as of [specify date] (the “Pledged Loan Interest”) is subject to a pledge and security interest (the “Pledge”) granted by [Borrower SPV] in favor of Bank of America, National Association under a Security Agreement, a related Credit Agreement and a related Collateral Administration Agreement, each dated as of [ ], 2014 (together, the “Pledge Documentation”) and (2) the Pledge may not be released, and the Pledged Loan Interest cannot be sold or otherwise transferred by ACAS, other than in compliance with the Pledge Documentation.

SCHEDULE B

Account number	[ ]

B-1

Annex C
DEFINITIONS RELATING TO COLLATERAL ASSETS
“Additional Current Pay Criteria” means criteria satisfied with respect to any Collateral Asset (other than a DIP Loan) if (i) in the event that the issuer of such Collateral Asset has made a Distressed Exchange Offer, (A) such Collateral Asset is subject to the Distressed Exchange Offer or ranks equal to or higher in priority than the obligation subject to the Distressed Exchange Offer, (B) in the case of a Distressed Exchange Offer that is a repurchase of debt for Cash, the repurchased debt will be extinguished and (C) the Borrower does not hold any obligation of the issuer making the Distressed Exchange Offer that ranks lower in priority than the obligation subject to the Distressed Exchange Offer and (ii) such Collateral Asset has a Current Market Value Percentage of at least the lesser of (x) 80% of its par value and (y) the S&P/LSTA U. S. Leveraged Loan 100 Index (Price) as reported on Bloomberg page SPBDLLB Index.
“Aggregate Market Value” means the aggregate of the Current Market Values of each Eligible Collateral Asset (whether or not included in the Borrowing Base) plus the par value of all Cash and Cash Equivalents owned by the Borrower and credited to the Collateral Account; provided, however, that until such time as the Aggregate Market Value first exceeds $200 million, the Aggregate Market Value will be deemed to be $200 million solely for purposes of determining compliance with the Portfolio Criteria. Unless otherwise specified, references to Collateral Assets comprising specified percentages of the Aggregate Market Value in the Eligibility Criteria and Portfolio Criteria shall be based on the Current Market Value of the relevant Collateral Assets (based on Dollar Equivalents for any Collateral Assets not denominated in Dollars).
“Approved Dealer” means each of the following entities or their Affiliates (or any successor thereto): Banco Santander, Bank of America, Bank of Montreal, Barclays, BNP Paribas, CIT, Citibank, Credit Agricole, Credit Suisse Securities (USA), LLC, Deutsche Bank, GE Capital, Goldman Sachs, HSBC, JP Morgan, Jefferies, Key Bank, Lloyds, Macquarie, Morgan Stanley, Nomura, PNC, Royal Bank of Canada, The Royal Bank of Scotland, Scotia Bank, Société Générale, SunTrust, Toronto Dominion, UBS, US Bank, Unicredit, Wells Fargo or any other independent, internationally recognized third-party dealer agreed to in writing by the Administrative Agent; provided that (i) none of the Borrower or its Affiliates shall be an Approved Dealer and (ii) Bank of America is not an Approved Dealer for the provisions of the Loan Documents relating to the First Look Bidder (as defined in the Security Agreement).
“Bank Loan” means any loan to an obligor arranged by a bank, finance company or other financial institution. A participation in any loan is not a Bank Loan, provided that participations in loans under the Sale Agreement, will be Bank Loans to the same extent as the underlying loan.
“Borrowing Base” means, on any date of determination, the (A) aggregate of the amounts determined with respect to each Eligible Collateral Asset equal to (i) the Current Market Value of such Eligible Collateral Asset times (ii) the Advance Rate applicable to such Eligible Collateral Asset plus (B) the par value of all Cash and Cash Equivalents owned by Borrower as of such date and credited to the Collateral Account. The Current Market Values, status of assets as Eligible

1

Collateral and applicable Advance Rates shall be determined by the Collateral Administrator pursuant to the Collateral Administration Agreement.
“Borrowing Base Deficiency” means any time that the Total Outstandings at such time exceed an amount equal to the Borrowing Base.
“Cash” means such funds denominated in currency of the United States as at the time shall be legal tender for payment of all public and private debts.
“Cash Equivalents” means any Dollar-denominated investment that, at the time it is delivered to the Collateral Administrator (directly or through an intermediary or bailee), is one or more of the following obligations or securities including investments for which the Collateral Administrator or an Affiliate of the Collateral Administrator provides services and receives compensation therefor:
(a)    (x) direct Registered obligations (1) of the United States or (2) the timely payment of principal and interest on which is fully and expressly guaranteed by the United States and (y) Registered obligations (1) of any agency or instrumentality of the United States the obligations of which are expressly backed by the full faith and credit of the United States or (2) the timely payment of principal and interest on which is fully and expressly guaranteed by such an agency or instrumentality, in each case if such agency or instrumentality has the Required Ratings, in all cases having a remaining maturity of not more than 183 days;
(b)    demand and time deposits in, certificates of deposit of, trust accounts with, bankers’ acceptances issued by, or federal funds sold by any depository institution or trust company incorporated under the laws of the United States (including the Collateral Administrator) or any state thereof and subject to supervision and examination by federal and/or state banking authorities, in each case payable within 183 days of issuance, so long as the commercial paper and/or the debt obligations of such depository institution or trust company (or, in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) at the time of such investment or contractual commitment providing for such investment have the Required Ratings;
(c)    unleveraged repurchase obligations with respect to any security described in clause (a) above, entered into with a depository institution or trust company (acting as principal) described in clause (b) above or entered into with an entity (acting as principal) with, or whose parent company has, the Required Ratings;
(d)    commercial paper or other short term obligations with the Required Ratings and that either bear interest or are sold at a discount from the face amount thereof and have a maturity of not more than 183 days from their date of issuance; provided that this clause (d) will not include extendible commercial paper or asset backed commercial paper; and

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(f)    money market funds which funds have, at all times, credit ratings of “Aaa-mf” by Moody’s and “AAAm” or “AAAm G” by S&P, respectively;
provided that Cash and Cash Equivalents shall not include (a) any interest-only security, any security purchased at a price in excess of 100% of the par value thereof or any security whose repayment is subject to substantial non-credit related risk as determined in the sole judgment of the Investment Adviser, (b) any security whose rating assigned by S&P includes the subscript “f,” “p,” “q,” “pi,” “r,” “t” or “sf”, (c) any security that is subject to an Offer, (d) any other security that is an asset the payments on which are subject to withholding tax (other than withholding taxes imposed under FATCA) if owned by the Borrower unless the issuer or obligor or other Person (and guarantor, if any) is required to make “gross-up” payments that cover the full amount of any such withholding taxes or (e) any security secured by real property.
“Collateral Asset” means (i) each Bank Loan (including a First Lien Bank Loan or Second Lien Bank Loan), Senior Secured Bond, Senior Unsecured Bond, Senior Subordinated Bond or Subordinated Bond in each case whether or not given credit in the Borrowing Base or having a positive Advance Rate, (ii) all Cash and Cash Equivalents owned by Borrower and (iii) any other financial assets of the Borrower of any kind.
“Collateral Dispute Notice” means notice under the Collateral Administration Agreement from the Administrative Agent to the Borrower and the Collateral Administrator (i) asserting that any Eligible Collateral Asset Information (or component thereof or other matter relating to whether a Collateral Asset is an Eligible Collateral Asset) or the determination as to compliance with any of the Portfolio Criteria, or the related determinations with respect to any Collateral Asset underlying such determination as to compliance or eligibility, is incorrect and (ii) providing the correct information or determination and a reasonable explanation of the basis of such correction; provided that no Collateral Dispute Notice shall apply with regard to any determination under the Eligibility Criteria or Portfolio Criteria that is expressly provided to be a determination made by the Administrative Agent.
“Current Market Price” means, with respect to any Collateral Asset on any date of determination, the Collateral Administrator’s determination of the cash proceeds that would be received from the sale on such date of determination of such Collateral Asset, to be based on data from the Pricing Source; provided that if Borrower or the Administrative Agent disputes the Collateral Administrator’s determination of the Current Market Price on any date, Borrower or the Administrative Agent shall have the right to submit a bona fide firm bid with respect to the relevant Collateral Asset, with a size equal to or greater than the total principal amount of the relevant Collateral Asset held in the Collateral Account on such day, such bid to be provided by a nationally recognized dealer or other financial institution reasonably acceptable to the Administrative Agent, and provided by Borrower or the Administrative Agent, as applicable, to the Administrative Agent no later than 3:00 p.m. (New York time) on the relevant day and actionable until 5:00 p.m. (New York time) on such day; provided that if the Collateral Administrator has not provided the Borrower with the daily report reflecting the relevant determination of the Current Market Price by 12:00 noon as required Paragraph 7(b) of the Collateral Administration Agreement on the relevant day, such quote may be provided by Borrower or the Administrative Agent, as applicable, to the

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Administrative Agent no later than 10:00 a.m. (New York time) on the following day). If such firm bid is provided by Borrower or the Administrative Agent it shall be applied as the Current Market Price until the next Business Day, otherwise the Collateral Administrator’s original determination will be used for that day.
The Current Market Price will be expressed as a percentage of outstanding par amount, will be adjusted for or will exclude adjustment for accrued interest in accordance with market convention for the relevant asset.
“Current Market Value” means with respect to any Collateral Asset on any date of determination, the Current Market Price for such Collateral Asset multiplied by the current face amount for such Collateral Asset as of such date determined pursuant to the Collateral Administration Agreement. The Current Market Value of any Collateral Asset which is a revolving loan or delay draw term loan shall be determined as (a) the Current Market Price of the funded portion of such revolving loan or delay draw term loan times such funded portion minus (b) an amount equal to (i) the unfunded commitment thereof times (ii) one minus the Current Market Price, and may be negative. Each Current Market Value will be expressed as a Dollar Equivalent if applicable.
“Current Market Value Percentage” means, with respect to any Collateral Asset as of any date of determination, the amount (expressed as a percentage) equal to the Current Market Value of such Collateral Asset on such date divided by the principal amount of such Collateral Asset on such date. For the purpose of calculating the Current Market Value Percentage on any day, the Current Market Value Percentage on any day that is not a Business Day shall be deemed to be the Current Market Value Percentage on the immediately preceding Business Day.
“Current Pay Obligation” means any Collateral Asset (other than a DIP Loan) that would otherwise be a Defaulted Obligation but as to which (i) no default has occurred and is continuing with respect to the payment of interest and any contractual principal or other scheduled payments (if any) and the most recent interest and contractual principal payment due (if any) was paid in cash and the Investment Adviser reasonably expects that the next interest payment due will be paid in cash on the scheduled payment date (which judgment may not subsequently be called into question as a result of subsequent events); (ii) if the issuer of such Collateral Asset is in a bankruptcy proceeding, the issuer has made all payments that the bankruptcy court has approved; (iii) for so long as Moody’s provides a rating of any Collateral Asset, such Collateral Asset has a facility rating from Moody’s of either (A) at least “Caa1” (and if “Caa1,” not on watch for downgrade) and its Current Market Value is at least 80% of its par value or (B) at least “Caa2” (and if “Caa2,” not on watch for downgrade) and its Current Market Value is at least 85% of its par value (provided that for purposes of this definition, with respect to a Collateral Asset already owned by the Borrower whose Moody’s Rating is based on a facility rating from Moody’s and such facility rating is withdrawn, the Moody’s Rating of such Collateral Asset shall be the last outstanding facility rating before the withdrawal); and (iv) the Additional Current Pay Criteria are satisfied; provided that to the extent the Aggregate Market Value of all Collateral Assets that would otherwise be Current Pay Obligations exceeds 7.5% of the Aggregate Commitments, such excess over 7.5% shall constitute Defaulted Obligations.

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“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.
“Defaulted Obligation” means any Collateral Asset owned by the Borrower, as of any date of determination:
(a)    as to which there has occurred and is continuing a default with respect to the payment of interest or principal; provided that (1) such default shall have not been cured; and (2) any such default may continue for a period of up to three Business Days from the date of such default if the Investment Adviser has certified to the Collateral Administrator that the payment failure is not due to credit-related reasons;
(b)    as to which any bankruptcy, insolvency or receivership proceeding has been initiated in connection with the issuer thereof, or as to which there has been proposed or effected any distressed exchange, distressed debt restructuring or other restructuring in an insolvency proceeding where the issuer of such Collateral Asset has offered the debt holders a new security or package of securities that, in the commercially reasonable judgment of the Investment Adviser, either (x) amounts to a diminished financial obligation or (y) has the purpose of helping the issuer avoid default; provided that neither a Current Pay Obligation nor a DIP Loan (with respect to the bankruptcy, insolvency, receivership proceeding, distressed exchange or other debt restructuring with respect to which such DIP Loan was received) will constitute a Defaulted Obligation under this clause (b);
(c)    that has (i) a Moody’s Rating below “Caa3” (or a Moody’s probability of default rating of “D” or “LD”), (ii) an S&P Rating below “CCC-” (or of “D” or “SD”) or (iii) a Fitch Rating below “CCC-” (or of “D” or “RD”), or in each case had such rating before such rating was withdrawn and which has not been reinstated as of the date of determination (in each case excluding Current Pay Obligations and DIP Loans); provided that a performing Collateral Asset that (x) is the subject of a Distressed Exchange Offer, (y) has a Current Market Value Percentage of the lesser of (A) 80% of its par value and (B) the S&P/LSTA U. S. Leveraged Loan 100 Index (Price) as reported on Bloomberg page SPBDLLB Index, and (z) whose S&P Rating has been reduced to “Ca” or “SD” for a period not to exceed 14 days, shall not be a Defaulted Obligation; and provided, further, that the Aggregate Market Value of all Collateral Assets that would be Defaulted Obligations save for the preceding provision shall not exceed 2.5% of the Aggregate Commitments, with such excess over 2.5% constituting Defaulted Obligations;
(d)    is pari passu with or subordinated to other indebtedness for borrowed money owing by the issuer thereof, to the extent that (x) a payment default of the type described in clause (a) has occurred with respect to such other indebtedness or (y) such other indebtedness has any rating described in clause (c) or had such rating before such rating was withdrawn and which has not been reinstated as of the date of determination (in each case excluding Current Pay Obligations and DIP Loans); provided that both the

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Collateral Asset and such other indebtedness are full recourse obligations of the applicable obligor or secured by the same assets; or
(e)    with respect to which the Borrower or the Investment Adviser has received written notice or has actual knowledge that a default has occurred under the underlying instruments and any applicable grace period has expired such that the holders of such Collateral Asset may accelerate the repayment of such Collateral Asset but only if such default is not cured or waived in the manner provided in the underlying instruments (but excluding Current Pay Obligations unless the holders of such Current Pay Obligations have accelerated the repayment of such Collateral Asset).
The Investment Adviser shall give the Collateral Administrator prompt written notice should it become aware that any Collateral Asset has become a Defaulted Obligation. Other than with respect to clause (a) above, until so notified, the Collateral Administrator shall not be deemed to have notice or knowledge to the contrary.
Notwithstanding the foregoing, the Investment Adviser may declare any Collateral Asset to be a Defaulted Obligation if, in the Investment Adviser’s commercially reasonable business judgment, the credit quality of the obligor of such Collateral Asset has significantly deteriorated such that there is a reasonable expectation of payment default as of the next scheduled payment date with respect to such Collateral Asset.
“Designated Country” has the meaning set forth in subclause k. of the Eligibility Criteria.
“DIP Loan” means a Bank Loan made to a debtor-in-possession pursuant to Section 364 of the U.S. Bankruptcy Code having the priority allowed by either Section 364(c) or 364(d) of the U.S. Bankruptcy Code and fully secured by senior liens; provided that to the extent the Aggregate Market Value of all DIP Loans exceeds 5% of the Aggregate Commitments, such excess over 5% shall constitute Defaulted Obligations.
“Disqualified Foreign Loan” means any Foreign Loan with respect to which, as of any date of determination (i) the Borrower’s purchase of such Foreign Loan settled 15 or more days prior to such date and (ii) the Borrower has not delivered to each of the Administrative Agent and the relevant obligor or administrative agent a Foreign Obligor Notice.
“Disqualified Participation” means as of any date that is more than 120 days after the Closing Date, any Bank Loan that is a participation under the Sale Agreement as of such date.
“Distressed Exchange Offer” means an offer by the issuer of a Collateral Asset to exchange one or more of its outstanding debt obligations for a different debt obligation or to repurchase one of more of its outstanding debt obligations for Cash, or any combination thereof; provided that an offer by such issuer to exchange unregistered debt obligations for registered debt obligations shall not be considered a Distressed Exchange Offer; provided, further that an exchange of obligations arising from a payment under a letter of credit that gives rise to a letter of credit reimbursement obligation shall be deemed to constitute a Distressed Exchange Offer.

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“Dollar”, “USD” and “$” mean lawful money of the United States.
“Domicile” means the jurisdiction in which an entity is organized, holds or generates the greatest portion of its assets or revenues, and/or has its principal place of business.
“Eligible Collateral Asset” means any Collateral Asset (other than Cash and Cash Equivalents) determined pursuant to the Collateral Administration Agreement to satisfy the Eligibility Criteria set forth in Annex B.
“First Lien Bank Loan” means a Bank Loan that (i) is not (and by its terms is not permitted to become) subordinate in right of payment to any other debt for borrowed money incurred by the obligor of such Bank Loan and (ii) is secured by a valid first priority perfected security interest or lien on specified collateral (such collateral, together with any other pledged assets, having a value as reasonably determined by the Investment Adviser at the time of acquisition, which determination will not be questioned based on subsequent events) equal to or greater than the principal balance of the Bank Loan and other pari passu debt) securing the obligor’s obligations under the Bank Loan, which security interest or lien is subject to customary liens; provided that (i) if prior to a default or liquidation with respect to such Bank Loan, such Bank Loan is entitled to receive payments pari passu with other First Lien Bank Loans of the same obligor, but following a default or liquidation becomes fully subordinated to other First Lien Bank Loans of the same obligor and is not entitled to any payments until such other First Lien Bank Loans are paid in full, such Bank Loan will be a Second Lien Bank Loan; and (ii) a Bank Loan that would otherwise be a First Lien Bank Loan shall not be a First Lien Bank Loan if it is secured primarily by stock or other equity or subordinated interests in operating subsidiaries or affiliates of the obligor of such Bank Loan unless the Borrower has provided evidence reasonably satisfactory to the Administrative Agent that the amount of indebtedness permitted to be incurred by such operating subsidiaries or affiliates is de minimis (a “Permitted Stock Secured First Lien Loan”). The value of collateral and other pledged assets for purposes of the foregoing (or for the purposes of the definition of “Second Lien Bank Loan”) may include the ability of such collateral or pledged assets to generate cash flow or other intangibles, but not the enterprise value of the obligor itself.
“Fitch” means Fitch, Inc. and any successor thereto.
“Fitch Rating” means with respect to any Collateral Asset, as of any date of determination:
(a)If the Collateral Asset has a monitored rating expressly assigned to a debt obligation (or facility) or a monitored estimated rating expressly assigned to a debt obligation (or facility) by Fitch, such rating;
(b)if the preceding clause does not apply and Fitch has issued a monitored issuer default rating with respect to the issuer of such Collateral Asset or a guarantor which unconditionally and irrevocably guarantees such Collateral Asset, such issuer default rating; and
(c)if none of the preceding clauses apply, such Collateral Asset will have no Fitch Rating.
“Foreign Loan” means any Collateral Asset that is a Bank Loan with respect to which (i) the law governing such Collateral Asset or document or instrument under which such Collateral

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Asset arises or is issued is not the law of a U.S. State or (ii) the jurisdiction of organization of the obligor or issuer with respect to such Collateral Asset is not a U.S. State.
“Foreign Obligor Notice” means a notice in the form of Exhibit A to the Collateral Administration Agreement.
“JPM Facility Documents” means the following documents, collectively:
(d)The Senior Secured Term Loan Credit Agreement, dated as of August 22, 2012, by and among Borrower Parent, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.
(e) The Senior Secured Revolving Credit Agreement, dated as of August 22, 2012, by and among Borrower Parent, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.
(f)The Guarantee and Security Agreement, dated as of August 22, 2012, by and among Borrower Parent, certain of its subsidiaries and JPMorgan Chase Bank, N.A., as collateral agent.
(g)The Collateral Agency and Intercreditor Agreement, dated as of August 22, 2012, by and among Borrower Parent, certain of its subsidiaries and JPMorgan Chase Bank, N.A., as collateral agent.
“Large Size Facility Assets” means (i) Senior Unsecured Bonds for which the original aggregate bond issue amount corresponding to the relevant Collateral Asset, plus the amount of any pari passu senior unsecured loans of the relevant obligor (including all tranches and drawn and undrawn revolving facilities) is at least USD 300,000,000 or (ii) First Lien Bank Loans, Second Lien Bank Loans or Senior Secured Bonds for which the original aggregate loan facility amount (or, if greater, the aggregate maximum amount as a result of any increases in the facility size thereafter) or bond issue amount, as applicable, corresponding to the relevant Collateral Asset (including all tranches and drawn and undrawn revolving facilities secured by a lien of the same priority over the same collateral) is at least USD 300,000,000.
“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“Lien Burdened Counterparty” means American Capital, Ltd. and any Affiliate thereof, assets of which Affiliate are subject to a security interest or lien in favor of the “collateral agent” pursuant to the JPM Facility Documents, in each case only so long as American Capital, Ltd.’s or such Affiliates’ assets are subject to a security interest or lien in favor of the “collateral agent” under the JPM Facility Documents. Each subsidiary of American Capital, Ltd. will be deemed a Lien Burdened Counterparty unless the Administrative Agent has received evidence reasonably satisfactory to it that such Affiliate is not a Lien Burdened Counterparty.

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“Lien Release Confirmation” means, with respect to any Collateral Asset, written confirmation that such Collateral Asset has been transferred to the Borrower, which has been designated as a “Financing Subsidiary” under the JPM Facility Documents, and released from any security interest or lien pursuant to the JPM Facility Documents, which confirmation (i) is executed by JPMorgan Chase Bank as collateral agent under the JPM Facility Documents (ii) states that the Administrative Agent is a third party beneficiary of such confirmation, (iii) lists the facility, obligor or issuer name and principal amount of such Collateral Asset and, if it has a loan ID or CUSIP, such ID or CUSIP, (iv) if any such Collateral Asset will be transferred as a participation, contemplates that such transfer may be in the form of a participation interest and confirms that all proceeds with respect to any such participation interest are released and (v) is otherwise in a form reasonably satisfactory to the Administrative Agent.
“Markit” means Markit Group, Ltd. and any successor thereto.
“Mid Size Facility Assets” means loans or bonds for which the original aggregate loan facility amount (or, if greater, the aggregate maximum amount as a result of any increases in the facility size thereafter) or bond issue amount, as applicable, corresponding to the relevant Collateral Asset (including all tranches and drawn and undrawn revolving facilities secured by a lien of the same priority over the same collateral) is at least USD 200,000,000 but less than USD 300,000,000.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Moody’s Rating” means, respect to any Collateral Asset, as of any date of determination:
(h)if such Collateral Obligation has a monitored rating, an unpublished monitored rating expressly assigned to a debt obligation (or facility), or a monitored estimated rating expressly assigned to a debt obligation (or facility) by Moody’s that addresses the full amount of the principal and interest promised, such rating;
(i)if the preceding clause does not apply and the obligor of such Collateral Asset has a monitored corporate family rating by Moody’s, such corporate family rating; and
(j)if none of the preceding clauses apply, such Collateral Asset will have no Moody’s Rating.
“Non-Qualifying Assets” has the meaning specified in Annex B.
“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Company arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Company or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
“Offer” means, with respect to any security or debt obligation, any offer by the issuer of such security or borrower with respect to such debt obligation or by any other Person made to all of the holders of such security or debt obligation to purchase or otherwise acquire such security or debt obligation (other than pursuant to any redemption in accordance with the terms of the underlying

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instrument in respect of such security or debt obligation, or for the purpose of registering the security or debt obligation) or to exchange such security or debt obligation for any other security, debt obligation, Cash or other property.
“Pricing Source” means for Collateral Assets in the form of loans, Markit and for Collateral Assets in the form of bonds, Markit, or in each case another price source or method of price determination acceptable to the Administrative Agent in its discretion.
“Qualifying Second Lien Facility Asset” means a Second Lien Bank Loan secured by the same collateral as a First Lien Bank Loan that would itself constitute a Large Size Facility Asset.
“Registered” means a debt obligation that is issued after July 18, 1984 and that is in registered form within the meaning of Section 881(c)(2)(B)(i) of the Code and the United States Treasury Regulations promulgated thereunder.
“Required Ratings” means (a) If such obligation or security (i) has both a long term and a short term credit rating from Moody’s, such ratings are “Aa3” or higher (not on credit watch for possible downgrade) and “P-1” (not on credit watch for possible downgrade), respectively, (ii) has only a long term credit rating from Moody’s, such rating is at least equal to or higher than the current Moody’s long term ratings of the U.S. government, and (iii) has only a short term credit rating from Moody’s, such rating is “P-1” (not on credit watch for possible downgrade) and (b) a long-term senior unsecured debt rating of at least “AA-” (not on credit watch for possible downgrade) and a short-term credit rating of at least “A-1” by S&P (or, if such institution has no short-term credit rating, a long-term senior unsecured debt rating of at least “AA” (not on credit watch for possible downgrade) by S&P).
“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor thereto.
“S&P Industry Category” means each of the following: (1) Aerospace and Defense; (2) Air Transport; (3) Automotive; (4) Beverage and tobacco; (5) Broadcast radio and television; (6) Brokers, Dealers, Investment Houses; (7) Building and Development; (8) Business equipment and services; (9) Cable and Satellite Television; (10) Chemical/Plastics; (11) Clothing/Textiles; (12) Conglomerates; (13) Containers and glass products; (14) Cosmetics/Toiletries; (15) Diversified Insurance; (16) Drugs; (17) Ecological services and equipment; (18) Electronics/electric; (19) Equipment leasing; (20) Farming/agriculture; (21) Financial Intermediaries; (22) Food products; (23) Food service; (24) Food/drug retailers; (25) Forest products; (26) Health care; (27) Health Insurance; (28) Home furnishings; (29) Industrial equipment; (30) Insurance; (31) Leisure Goods/Activities/Movies; (32) Life Insurance; (33) Lodging and Casinos; (34) Nonferrous metals/minerals; (35) Oil and gas; (36) Property & Casualty Insurance; (37) Publishing; (38) Rail industries; (39) Retailers (except food & drug); (40) Steel; (41) Surface transport; (42) Telecommunication; (43) Telecommunications- Wireline; (44) Telecommunications-Cellular Communications; and (45) Utilities.

“S&P Rating” means with respect to any Collateral Asset, as of any date of determination:

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(k)if such Collateral Asset has a monitored rating expressly assigned to a debt obligation (or facility) or a monitored estimated rating expressly assigned to a debt obligation (or facility) by S&P, such rating;
(l)if the preceding clause does not apply and there is a monitored S&P long-term issuer credit rating of the issuer or of a guarantor of such Collateral Asset that unconditionally and irrevocably guarantees in writing the timely payment of principal and interest on such Collateral Asset (which form of guarantee shall comply with S&P then current criteria on guarantees), such long-term issuer credit rating of the issuer or guarantor, as applicable; and
(m)if none of the preceding clauses apply, such Collateral Asset will have no S&P Rating.
“Second Lien Bank Loan” means a Bank Loan that (i) is not (and by its terms is not permitted to become) subordinate in right of payment to any other debt for borrowed money incurred by the obligor of the Bank Loan, other than a First Lien Bank Loan (including following a default or liquidation as provided in the definition of “First Lien Bank Loan”), and (ii) is secured by a valid and perfected security interest or lien on specified collateral (such collateral, together with any other pledged assets, having a value as reasonably determined by the Investment Adviser at the time of acquisition, which determination will not be questioned based on subsequent events) equal to or greater than the principal balance of the Bank Loan and any other senior or pari passu debt) securing the obligor’s obligations under the Bank Loan, which security interest or lien is not subordinate to the security interest or lien securing any other debt for borrowed money other than a First Lien Bank Loan; provided that a Bank Loan that would otherwise constitute a Second Lien Bank Loan shall not be a Second Lien Bank Loan if it is secured primarily by stock or other equity or subordinated interests in operating subsidiaries or affiliates of the obligor of such Bank Loan unless the Borrower has provided evidence reasonably satisfactory to the Administrative Agent that the amount of indebtedness permitted to be incurred by such operating subsidiaries or affiliates is de minimis (a “Permitted Stock Secured Second Lien Loan”).
“Senior Secured Bond” means a debt security (that is not a Bank Loan) that (a) is issued by a corporation, limited liability company, partnership or trust, (b) is secured by a valid first priority perfected security interest on specified collateral, and (c) has a rating that is not lower than the related obligor’s Moody’s, S&P or Fitch corporate family rating or issuer rating, as applicable; provided that a debt security that would otherwise be a Senior Secured Bond shall not be a Senior Secured Bond if it is secured primarily by stock or other equity or subordinated interests in operating subsidiaries or affiliates of the obligor of such debt security unless the Borrower has provided evidence reasonably satisfactory to the Administrative Agent that the amount of indebtedness permitted to be incurred by such operating subsidiaries or affiliates is de minimis (a “Permitted Stock Secured Bond”).
“Senior Subordinated Bond” means any debt security (that is not a Bank Loan) that is (i) subordinated to any senior debt obligations of the related issuer and (ii) senior to any other subordinated debt obligations of the related issuer.
“Senior Unsecured Bond” means any unsecured debt security (that is not a Bank Loan) that is not subordinated to any other unsecured indebtedness of the related issuer, provided that a debt

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security that would otherwise be a Senior Unsecured Bond shall not be a Senior Unsecured Bond if the obligor of such debt security is an entity whose assets consist primarily of stock or other interests in its operating subsidiaries or affiliates unless the Borrower has provided evidence reasonably satisfactory to the Administrative Agent that the amount of indebtedness permitted to be incurred by such operating subsidiaries or affiliates is de minimis (a “Permitted Stock Funded Bond”).
“Single Bid Asset” means any Collateral Asset that on any date of determination is priced by fewer than two independent sources (as evidenced by data from the applicable Pricing Source or as evidenced by quotes from fewer than two Approved Dealers).
“Special Situation Asset” means any Collateral Asset that (A) has (i) a Moody’s Rating below “B3,” (ii) an S&P Rating below “B-” or (iii) a Fitch Rating below “B-” or (B) is unrated by all of Moody’s, S&P and Fitch; provided that (1) if any Collateral Asset had any such lower rating described in clause (A) before such rating was withdrawn, such Collateral Asset is a Special Situation Asset and (2) except as provided in clause (1), a Collateral Asset will not be a Special Situation Asset solely because of the absence of a rating by any one or two of Moody’s, S&P and Fitch.
“Stale Participation” means as of any date that is more than 90 days and fewer than 121 days after the Closing Date, any Bank Loan that is a participation under the Sale Agreement as of such date.
“Structured Finance Security” means any security that is primarily serviced by or linked to the cash flows of a pool of receivables or other financial assets, either fixed or revolving, plus any rights or other assets designed to assure the servicing or timely distributions of proceeds to the security holders, including without limitation any “synthetic CDO”, credit-linked note or similar credit-linked loan or obligation.
“Subordinated Bond” means any debt security (that is not a Bank Loan) that is subordinated to any senior unsecured debt obligations of the related issuer.
“Unconfirmed Released Asset” means any Collateral Asset purchased by the Borrower from, or contributed to the Borrower by, a Lien Burdened Counterparty with respect to which the Administrative Agent has not, as of any date of determination, received a Lien Release Confirmation.

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